                                                                    Exhibit 10.5


                                                                  CONFORMED COPY



================================================================================








                                CREDIT AGREEMENT


                                     BETWEEN


                               STYLECLICK.COM INC.



                                       AND



                               USA NETWORKS, INC.




                          DATED AS OF JANUARY 24, 2000





================================================================================


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                                TABLE OF CONTENTS

                                                                            Page

SECTION 1.  DEFINITIONS........................................................1
         1.1  Defined Terms....................................................1
         1.2  Other Definitional Provisions....................................8

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS....................................8
         2.1  Commitment.......................................................8
         2.2  Procedure for Borrowing..........................................8
         2.3  Repayment of Loan; Evidence of Indebtedness......................8
         2.4  Prepayments......................................................9
         2.5  Interest Rates...................................................9
         2.6  Computation of Interest.........................................10
         2.7  Payments........................................................10
         2.8  Taxes...........................................................10

SECTION 3.  REPRESENTATIONS AND WARRANTIES....................................11
         3.1  Financial Condition.............................................11
         3.2  No Change.......................................................11
         3.3  Existence; Compliance with Law..................................14
         3.4  Power; Authorization; Enforceable Obligations...................15
         3.5  No Legal Bar....................................................16
         3.6  No Material Litigation..........................................16
         3.7  No Default......................................................16
         3.8  Intellectual Property...........................................16
         3.9  Taxes...........................................................18
         3.10  Federal Regulations............................................19
         3.11  ERISA..........................................................19
         3.12  Investment Company Act; Other Regulations......................21
         3.13  Purpose of Loan................................................21
         3.14  Environmental Matters..........................................22

SECTION 4.  CONDITIONS PRECEDENT..............................................22
         4.1  Conditions to Loan..............................................22

SECTION 5.  AFFIRMATIVE COVENANTS.............................................24
         5.1  Financial Statements............................................25
         5.2  Certificates; Other Information.................................25
         5.3  Payment of Obligations..........................................26
         5.4  Conduct of Business and Maintenance of Existence................26
         5.5  Maintenance of Property; Insurance..............................26
         5.6  Inspection of Property; Books and Records; Discussions..........26
         5.7  Notices.........................................................26
         5.8  Environmental Laws..............................................27
         5.9  Further Assurances..............................................27
         5.10  Additional Collateral..........................................27


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                                                                            PAGE
SECTION 6.  NEGATIVE COVENANTS................................................28
         6.1  Limitation on Indebtedness......................................28
         6.2  Limitation on Liens.............................................28
         6.3  Limitation on Fundamental Changes...............................29
         6.4  Limitation on Sale of Assets....................................29
         6.5  Limitation on Dividends.........................................29
         6.6  Limitation on Capital Expenditures..............................29
         6.7  Limitation on Investments, Loans and Advances...................29
         6.8  Limitation on Transactions with Affiliates......................30
         6.9  Limitation on Negative Pledge Clauses...........................30
         6.10  Limitation on Lines of Business................................30

SECTION 7.  EVENTS OF DEFAULT.................................................30

SECTION 8.  MISCELLANEOUS.....................................................33
         8.1  Amendments and Waivers..........................................33
         8.2  Notices.........................................................33
         8.3  No Waiver; Cumulative Remedies..................................33
         8.4  Survival of Representations and Warranties......................33
         8.5  Payment of Expenses and Taxes...................................34
         8.6  Successors and Assigns; Participations and Assignments..........34
         8.7  Set-off.........................................................34
         8.8  Counterparts....................................................35
         8.9  Severability....................................................35
         8.10  Integration....................................................35
         8.11  GOVERNING LAW..................................................35
         8.12  Submission To Jurisdiction; Waivers............................35
         8.13  Acknowledgments................................................36
         8.14  WAIVERS OF JURY TRIAL..........................................36
         8.15  Confidentiality................................................36


Exhibits

A        -        Form of Note
B        -        Form of Warrant Agreement
C        -        Form of Collateral Agreement
D        -        Form of Closing Certificate
E        -        Form of Legal Opinions

         CREDIT AGREEMENT, dated as of January 24, 2000, between STYLECLICK.COM INC., a California corporation (the "BORROWER"), and USA NETWORKS, INC., a Delaware corporation (together with its successors and assigns, the "LENDER").

         WHEREAS, the Borrower is willing to borrow and the Lender is willing to lend a loan up to the amount of $10,000,000 pursuant to the terms set forth herein.

         NOW THEREFORE, the parties hereto hereby agree as follows:


                             SECTION 1. DEFINITIONS

         1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

                  "AFFILIATE": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "AGREEMENT": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "BORROWER PERMITS": as defined in Section 3.3(c) hereto.

                  "BORROWER BENEFIT PLANS": as defined in Section 3.11(a) hereto.

                  "BORROWER SEC DOCUMENTS": as defined in Section 3.1 hereto.

                  "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

                  "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "CASH EQUIVALENTS": (a) securities with maturities of six months or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition and overnight bank deposits of the Lender or of any commercial bank having capital and



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                                                                               2

         surplus in excess of $5,000,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 by Standard and Poor's Rating Group ("S&P") or P-1 by Moody's Investors Service, Inc. ("MOODY'S"), (e) securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least AA by S&P or Aa2 by Moody's, (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                  "CLOSING DATE": the first date on which the conditions precedent set forth in subsection 4.1 shall be satisfied and there has been an initial notice of borrowing.

                  "CODE": the Internal Revenue Code of 1986, as amended from time to time.

                  "COLLATERAL": all assets of the Borrower, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "COLLATERAL AGREEMENT": the Collateral Agreement, dated as of January 24, 2000, made by the Borrower in favor of the Lender substantially in the form of Exhibit C.

                  "COMMITMENT": the commitment of the Lender to make the Loan on the during the Commitment Period.

                  "COMMITMENT PERIOD": the period from and including the date hereof to but not including the earliest of (i) the Merger, (ii) termination of the Merger Agreement or (iii) such earlier date on which the Commitment shall terminate as provided herein.

                  "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414 of the Code.

                  "COMPANY DISCLOSURE SCHEDULE": as defined in the Merger Agreement.

                  "COMPANY GOVERNMENTAL APPROVALS": as defined in the Merger Agreement.

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                                                                               3



                  "COMPANY REQUIRED CONSENTS": as defined in the Merger
         Agreement.

                  "CONTRACT": any note, bond, mortgage, indenture, contract, agreement, commitment, lease, license, permit, franchise, arrangement or other instrument or obligations whether or not in writing.

                  "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any Contract to which such Person is a party or by which it or any of its property is bound.

                  "DEFAULT": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "DOLLARS" and "$": dollars in lawful currency of the United States of America.

                  "ENVIRONMENTAL LAWS": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "EQUITY SECURITIES": as defined in the Merger Agreement.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "EVENT OF DEFAULT": any of the events specified in Section 7, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "EXCHANGE ACT": the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "FINANCIAL STATEMENTS": with respect to the Borrower, means the Borrower's (i) audited balance sheet as of December 31, 1998; (ii) statement of cash flows and statement of changes in shareholders' equity for the year ended December 31, 1998; (iii) unaudited balance sheet as of September 30, 1999; and (iv) unaudited statement of operations for the three month period ended September 30, 1999, in each case which were provided by the Borrower to the Lender on or prior to the date hereof.

                  "FINANCING LEASE": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

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                                                                               4


                  "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time.

                  "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "GUARANTEE OBLIGATION": as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "INDEBTEDNESS": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and not outstanding for more than 45 days), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases,
         (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and
         (f) all Guarantee Obligations of such Person.

                  "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "INSOLVENT": pertaining to a condition of Insolvency.

                  "IP LICENSES":  as defined in Section 3.8(i)(B) hereto.

                  "KNOWLEDGE": with respect to a natural Person, the actual knowledge of such Person and, with respect to a non-natural Person, the actual knowledge of such Person's officers and directors (or similar representatives).

                  "LIABILITIES": any Indebtedness, liability, claim, loss, or obligation of any kind, whether accrued or unaccrued, liquidated or unliquidated, secured or unsecured, absolute, contingent, inchoate or otherwise.

                  "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

                  "LOAN": the loan made by the Lender in one or more drawings hereunder during the Commitment Period in an aggregate principal amount not to exceed $10,000,000.

                  "LOAN DOCUMENTS": this Agreement, the Note, the Security Documents and the Warrant Agreement.

                  "MATERIAL ADVERSE CHANGE": with respect to any Person, a change, development or effect that, together with all such other changes, developments or effects, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on such Person.

                  "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower or (b) the validity or enforceability of this or any of the other Loan Documents or the rights or remedies of the Lender hereunder or thereunder.

                  "MATERIALS OF ENVIRONMENTAL CONCERN": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "MERGER":  as defined in the Merger Agreement.



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                                                                               6



                  "MERGER AGREEMENT": Agreement and Plan of Merger, dated as of January 24, 2000 between the Borrower and USANi Sub LLC, a Delaware limited liability company and an affiliate of USA Networks, Inc.

                  "MERGER SUB: as defined in the Merger Agreement.

                  "MULTIEMPLOYER PLAN": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "NET CASH AMOUNT":  as defined in the Merger Agreement.

                  "NEWCO": as defined in the recitals hereto.

                  "NON-EXCLUDED TAXES":  as defined in subsection 2.8.

                  "NOTE": a promissory note of the Borrower evidencing the Loan of the Lender, substantially in the form of Exhibit A with appropriate insertions as to the date and principal amount.

                  "ORDER": any applicable order, judgment, injunction, writ or decree.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "PERSON": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "PLAN": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "PROPOSED INTELLECTUAL PROPERTY AGREEMENTS": as defined in
         Section 3.8(i)(D) hereto.

                  "REGULATION U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "REPORTABLE EVENT": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss. 2615.

                  "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "RESPONSIBLE OFFICER": the chief executive officer and the president of the Borrower or, with respect to financial matters, the chief financial officer of the Borrower.

                  "SEC": the Securities and Exchange Commission.

                  "SECURITIES ACT": the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "SECURITY DOCUMENTS": the collective reference to the Collateral Agreement and any other security documents hereafter delivered to the Lender granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower hereunder and under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities.

                  "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "SUBSIDIARY": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

                  "SYSTEMS":  as defined in Section 3.8(viii) hereto.

                  "TAX" or "TAXES":  as defined in Section 3.9(a) hereto.

                  "TAX RETURN": as defined in Section 3.9(b) hereto.

                  "TERMINATION DATE": one year from the Closing Date or such earlier date upon which the Loan becomes due and payable pursuant to the terms hereof.

                  "TRANSACTIONS": as defined in the Merger Agreement.

                  "WARN":  as defined in Section 3.11(l) hereto.

                  "WARRANT AGREEMENT":  as defined in the Merger Agreement.

                  "YEAR 2000 COMPLIANT":  as defined in Section 3.8(vii) hereto.

                  1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Note or any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in any Note, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

         2.1 COMMITMENT. Subject to the terms and conditions hereof, the Lender agrees to make the Loan to the Borrower in one or more drawings during the Commitment Period in an aggregate principal amount not to exceed $10,000,000. Any portion of the Commitment not drawn on the last day of the Commitment Period will expire at the close of business on such day.

         2.2 PROCEDURE FOR BORROWING. The Borrower may borrow under the Commitment during the Commitment Period on any Business Day, PROVIDED that the Borrower shall give the Lender irrevocable notice which notice must be received by the Lender prior to 10:00 a.m., New York City time at least one Business Day prior to the requested drawdown and which must specify (i) the amount to be drawn which must be at least $1,000,000 in excess thereof and an integral multiple of $100,000 and (ii) the requested Business Day of the drawing. The Lender will make the requested amount of the Loan available to the Borrower prior to 2:00 p.m., New York City time, on the Business Day requested by the Borrower in funds immediately available to the Borrower. Such borrowing will be made available to the Borrower by wire transfer to the account of the Borrower specified in the notice of borrowing.

         2.3 REPAYMENT OF LOAN; EVIDENCE OF INDEBTEDNESS. (a) The Borrower hereby unconditionally promises to pay to the Lender the then unpaid principal amount of the Loan on the Termination Date. The Borrower hereby further agrees to pay accrued unpaid interest as herein provided on the principal amount of the Loan on each March 31, June 30, September 30, December 31 and on the Termination Date from the Closing Date through the Termination Date.

                  (b) The Lender shall maintain an account evidencing indebtedness of the Borrower to the Lender resulting from the Loan, including the amounts of principal and interest payable and paid to the Lender from time to time under this Agreement.

                  (c) The accounts of the Lender maintained pursuant to subsection 2.3(b) shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the obligations of the Borrower therein recorded; PROVIDED, HOWEVER, that the failure of the Lender to maintain any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loan made to such Borrower by the Lender in accordance with the terms of this Agreement.

         2.4 PREPAYMENTS. (a) The Borrower may at any time and from time to time prepay the Loan, in whole or in part, without premium or penalty, upon at least four Business Days irrevocable notice to the Lender, specifying the date and amount of prepayment; PROVIDED if the Merger Agreement has not been terminated, no such prepayment shall be permitted unless the Merger has occurred. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein together with accrued interest to such date on the amount prepaid. Amounts prepaid on account of the Loan may not be reborrowed. Partial prepayments shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof.

                  (b) The Loan shall be prepaid in the following amounts within one Business Day of receipt: (i) 100% of the net proceeds of any sale or issuance of Capital Stock (except issuances of Common Stock pursuant to stock option plans and warrants outstanding or in effect on the date hereof) or incurrence of Indebtedness (other than Indebtedness permitted by Section 6.1) by the Borrower; and (ii) 100% of the net proceeds of any sale or other disposition (including as a result of casualty or condemnation) by the Borrower of any assets (except for the sale of inventory in the ordinary course of business permitted by Section 6.4(b)).

                  (c) The Loan shall be prepaid in full (i) immediately, if the Merger Agreement is terminated and any payment is required to be made by Borrower pursuant to Section 8.3 of the Merger Agreement and (ii) within 45 days following any termination of the Merger Agreement if the Borrower shall have materially breached any of its representations and warranties or covenants thereunder.

         2.5 INTEREST RATES. (a) The Loan shall bear interest at 7 1/2% per annum.

                  (b) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, or (iii) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loan and any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is 9 1/2%.





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                                                                              10



                  (c) Interest accruing pursuant to paragraph (b) of this subsection shall be payable from time to time on demand.

         2.6 COMPUTATION OF INTEREST. Interest shall be calculated on the basis of a 360-day year for the actual days elapsed.

         2.7 PAYMENTS. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Lender by wire transfer of immediately available funds to an account designated by the Lender. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         2.8 TAXES. All payments made by the Borrower under this Agreement and the Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Lender as a result of a present or former connection between the Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("NON-EXCLUDED TAXES") are required to be withheld from any amounts payable to the Lender hereunder or under the Note, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Lender a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loan and all other amounts payable hereunder.

                    SECTION 3. REPRESENTATIONS AND WARRANTIES

         To induce the Lender to enter into this Agreement and to make the Loan, the Borrower hereby represents and warrants to the Lender that:

         3.1 FINANCIAL CONDITION. The Borrower has made available to the Lender a true and complete copy of each form, report, schedule, registration statement and definitive proxy statement filed by the Borrower with the SEC since January 1, 1997 (as such documents have since the time of their filing been amended or supplemented, the "BORROWER SEC DOCUMENTS"), which are all of the documents that the Borrower was required to file with the SEC since January 1, 1997. Except as set forth in Section 3.1(d) of the Company Disclosure Schedule, as of their respective dates, the Borrower SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the Borrower SEC Documents (including all financial statements included therein and all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Financial State ments delivered by the Borrower to the Lender comply as to form in all material respects with applicable accounting requirements and with the rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited Financial Statements, as permitted by Exchange Act Form 10-Q) and fairly present (subject, in the case of the unaudited Financial Statements, to normal, recurring audit adjustments that, individually and in the aggregate, were not material) the financial position of the Borrower as at the dates thereof and the results of each of their operations and cash flows for the periods then ended. There are no Liabilities of any kind required to be disclosed under GAAP that are not disclosed, reflected or reserved against in the Financial Statements of the Borrower, except for such Liabilities incurred in the ordinary course of business consistent with past practice since the date of the Borrower's most recent audited Financial Statements or as set forth in Section 3.1(d) of the Company Disclosure Schedule or as would not have a Material Adverse Effect with respect to the Borrower.

         3.2 NO CHANGE. Except as disclosed in Section 3.1(p) of the Company Disclosure Schedule, since the date of the Borrower's most recent audited Financial Statements:

                  (i) there has not been any Material Adverse Change with respect to the Borrower;

                  (ii) there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Borrower, or any repurchase, redemption or other acquisition by the Borrower of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Borrower or any split, combination or reclassification of any of the Borrower's capital stock or issuance or authorization relating to the issuance of any other securities in respect of, in lieu of or in substitution for shares of the Borrower's capital stock;

                  (iii) there has not been any amendment to, or change in, the Articles of Incorporation or By-laws of the Borrower or modification through merger, liquidation, reorganization, restructuring or in any other fashion to the corporate structure or ownership of any Subsidiary of the Borrower;

                  (iv) there has not been any incurrence, creation or assumption by the Borrower of any Indebtedness or any Lien on any material asset, and the Borrower has not issued or sold any debt securities or warrants or other rights to acquire any debt securities of the Borrower or entered into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

                  (v) there has not been any change in any method of accounting or accounting practice by the Borrower, except for any such change required by reason of a concurrent change in GAAP or to conform a Subsidiary's accounting policies and practices to those of the Borrower;

                  (vi) there has not been any sale or transfer by the Borrower of any of material assets of the Borrower, cancellation of any Indebtedness or claims or waiver of any material rights by the Borrower;

                  (vii) the Borrower has not made any loans, advances or capital contributions to or investments in, any other Person, other than travel and entertainment advances to employees of the Borrower in the ordinary course of business consistent with past practices;

                  (viii) except for this Agreement and any other Loan Documents, the Borrower has not entered into any material transaction or incurred any material expenditure other than in the ordinary course of business consistent with past practice;

                  (ix) there has not been any adverse change in a material customer or material supplier relationship, including any cancellation or termination or written notice of cancellation or termination by any material customer or material supplier of its relationship or a material portion of its relationship with the Borrower or any material decrease in the usage or purchase of the products or services of the Borrower by any such customer or any material decrease or limitation of services or supplies of the products or services to the Borrower by any such supplier which would have, individually or in the aggregate, a Material Adverse Effect with respect to the Borrower;

                  (x) there has not been any waiver or release of any material right of claim of the Borrower, including any write-off or other compromise of any account receivable of the Borrower or any Subsidiary, other than in the ordinary course of business and consistent with past practices;

                  (xi) there has not been, to the Knowledge of the Borrower, any assertion by any advertiser, subscriber and/or customer of the Borrower which, if substantiated, would have a Material Adverse Effect with respect to the Borrower;

                  (xii) there has not been any material change in the policies under which the Borrower extends discounts, credits or warranties to customers or otherwise deals with its customers;

                  (xiii) there has not been any grant of exclusive promotion or sponsorship with respect to any portion of any website of the Borrower;

                  (xiv) the Company has not authorized for issuance, issued, delivered, sold or agreed or committed to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of capital stock or other Equity Securities of the Company;

                  (xv) except with respect to annual bonuses made in the ordinary course of business consistent with past practice, the Borrower has not adopted or amended in any material respect any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, pension, retirement, employment or other employee benefit agreement, trust, plan or other arrangement for the benefit or welfare of any director, officer or employee of the Borrower or increase in any manner the compensation or fringe benefits of any director, officer or employee of the Borrower or pay any benefit not required by any existing agreement or place any assets in any trust for the benefit of any director, officer or employee of the Borrower (in each case, except with respect to employees in the ordinary course of business consistent with past practice);

                  (xvi) there has not been any grant or transfer of any rights of value or modify or change in any material respect any existing material license, lease, Contract or other document;

                  (xvii) the Borrower has not adopted a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization other than as is necessary in order to effect the Merger;

                  (xviii) the Borrower has not settled or compromised any shareholder derivative suits arising out of the transactions contemplated hereby or any other litigation (whether or not commenced prior to the date of this Agreement) or settled, paid or compromised any claims not required to be paid, individually in an amount in excess of $100,000 and in the aggregate in an amount in excess of $1,000,000, other than in consultation and cooperation with the Lender, and, with respect to any such settlement, with the prior written consent of the Lender;

                  (xix) the Borrower has not entered into any transaction or series of transactions with any Affiliate of the Borrower (other than a wholly-owned Subsidiary of the Borrower) or otherwise that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time of such transaction with a Person that is not an Affiliate of the Borrower;

                  (xx) there has not been any acquisition or agreement to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any other Person or (y) any assets that are material, individually or in the aggregate, to the Borrower taken as a whole, except purchases of inventory in the ordinary course of business consistent with past practice; and

                  (xxi) there has been no agreement by the Borrower, whether written or oral, to do any of the foregoing.

         3.3 EXISTENCE; COMPLIANCE WITH LAW. (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified or licensed and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect with respect to the Borrower. Section 3.1(a) of the Company Disclosure Schedule sets forth, as of the date hereof, a true and complete list of all of the Borrower's Subsidiaries, including (x) the jurisdiction of incorporation of each such Subsidiary and (y) the percentage of each such Subsidiary's outstanding capital stock, and the nature of such capital stock, owned by the Borrower and/or another Subsidiary of the Borrower, as the case may be. All of the outstanding shares of capital stock in each of the Subsidiaries of the Borrower are duly authorized, validly issued, fully paid and nonassessable and, except as set forth in Section 3.1(a) of the Company Disclosure Schedule, are owned (of record and beneficially) by the Borrower and/or by another Subsidiary of the Borrower, as the case may be, free and clear of all Liens, and are not subject to preemptive rights created by statute, such Subsidiary's Articles of Incorporation or By-laws (or similar constituent documents) or any agreement to which such Subsidiary is a party or by which such Subsidiary is bound. Other than as set forth in Section 3.1(a) of the Company Disclosure Schedule, the Borrower does not directly or indirectly own any Equity Securities in any Person.

                  (b) The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which the Borrower is party and the consummation of the Loan do not and will not (i) contravene or conflict with or result in any violation or breach of any provision of the Articles of Incorporation or By-laws of the Borrower, (ii) assuming all Company Governmental Approvals and Company Required Consents have been made or obtained, contravene or conflict with or result in a violation or breach of any provision of any Law or order binding upon or applicable to the Borrower or any of their respective assets, (iii) require any consent or other action by any Person under, constitute a default under or give rise to a right of termination, cancellation, change of any right or obligation, or acceleration of any right or obligation or to the loss of any benefit or adverse modification of the effect (including an increase in the price paid by, or cost to, the Borrower) of, or under any provision of any agreement or other instrument to which the Borrower is a party or that is binding upon the Borrower or their properties or assets or any license, franchise, permit or other similar authorization held by the Borrower or (iv) result in the creation or imposition of any Lien on any asset of the Borrower, except with respect to clauses (iii) and (iv) as set forth in Section 3.1(h) of the Company Disclosure Schedule; PROVIDED, HOWEVER, that clauses (ii) through (iv) above address only those matters that, individually or in the aggregate, would have a Material Adverse Effect with respect to the Borrower.

                  (c) The Borrower holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Authorities, except where any such failure so to hold, individually and in the aggregate, would not have a Material Adverse Effect with respect to the Borrower (the "BORROWER PERMITS"). The Borrower is in compliance with the terms of the Borrower Permits in all material respects. The businesses of the Borrower are not being conducted in violation of any Requirement of Law. No investigation or review by any Governmental Authority with respect to the Borrower is pending or, to the Knowledge of the Borrower, threatened, nor, to the Knowledge of the Borrower, has any Governmental Authority indicated an intention to conduct the same.

         3.4 POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The Borrower has the corporate or other entity power and authority, and the legal right, to make, deliver and perform the Loan Documents and to borrow hereunder and has taken all necessary corporate or other entity action to authorize the borrowings on the terms and conditions of this Agreement and any Note and to authorize the execution, delivery and performance of the Loan Documents. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents. This Agreement has been, and each other Loan Document will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         3.5 NO LEGAL BAR. The execution, delivery and performance of the Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation except for Liens created under the Loan Documents in favor of the Lender.

         3.6 NO MATERIAL LITIGATION. As of the date of this Agreement, except as set forth in Section 3.1(i) of the Company Disclosure Schedule, there is no suit, claim, action or proceeding pending, or, to the Knowledge of the Borrower, threatened against the Borrower or an Affiliate of the Borrower that, individually or in the aggregate, would have a Material Adverse Effect with respect to the Borrower, nor is there any Order of any Governmental Authority outstanding against the Borrower or an Affiliate of the Borrower that, individually or in the aggregate, would have a Material Adverse Effect with respect to the Borrower.

         3.7 NO DEFAULT. The Borrower is not in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         3.8 INTELLECTUAL PROPERTY.

              (i) DISCLOSURE.

                           (A) Section 3.1(m)(i)(A) or Section 3.1(m)(i)(B) of the Company Disclosure Schedule sets forth all United States and foreign patents and patent applications, trademark and service mark registrations and applications, Internet domain name registrations and applications and copyright registrations and applications owned or licensed by the Borrower specifying as to each item, as applicable; the nature of the item, including the title; the owner of the item; the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed; and the issuance, registration, or application numbers and dates.

                           (B) Section 3.1(m)(i)(B) of the Company Disclosure Schedule sets forth all material licenses, sublicenses and other agreements or permissions ("IP LICENSES") under which the Borrower is a licensor or licensee or otherwise is authorized to use or practice any Intellectual Property.

                           (C) Except as set forth in Section 3.1(m)(i)C) of the Company Disclosure Schedule, all Intellectual Property that is material to the business or development of the Company has been developed by employees of the Company and all such employees have executed a Proprietary Rights Assignment and Non- Disclosure Agreement.

                           (D) Section 3.1(m)(i)(D) of the Company Disclosure Schedule sets forth and describes the status of any material agreements involving Intellectual Property currently in negotiation or proposed ("PROPOSED INTELLECTUAL PROPERTY AGREEMENTS") by the Borrower.

                  (ii) OWNERSHIP. The Borrower owns, free and clear of all Liens, and has the unrestricted right to use, sell or license, all Intellectual Property in its possession, except for failures to own free and clear or to have the unrestricted right to use, sell, or license that, individually and in the aggregate, would not have a Material Adverse Effect with respect to the Borrower and except for technology licensed to the Company and listed on Section 3.1(m)(i)(B) of the Company Disclosure Schedule. Notwithstanding the foregoing, the Borrower currently possesses free and clear of all liens or assignments, all Intellectual Property rights necessary in order for the Borrower to continue operating its current business.

                  (iii) CLAIMS. Except as set forth in Section 3.2(m)(ii) of the Company Disclosure Schedule, the Borrower and its Affiliates have not been a party to any Claim, nor, to the Borrower's Knowledge, is any such Claim threatened, that challenges the validity, enforceability, ownership, or right to use, sell or license, any Intellectual Property in the possession of the Borrower. To the Borrower's Knowledge, no third party is infringing upon any such Intellectual Property.

                  (iv) ADMINISTRATION AND ENFORCEMENT. The Borrower has taken all necessary and desirable actions to maintain and protect each item of Intellectual Property owned by the Borrower except for failures to take such actions that, individually and in the aggregate, would not have a Material Adverse Effect with respect to the Borrower.

                  (v) PROTECTION OF TRADE SECRETS AND TECHNOLOGY. The Borrower has taken all reasonable precautions to protect the secrecy, confidentiality and value of its trade secrets and the proprietary nature and value of its Technology, including requiring all employees and contractors to execute a Proprietary Rights and Non-Disclosure Agreement.

                  (vi) SOFTWARE. All material Software used by the Borrower performs in conformance with its documentation, except for failures to perform that, individually and in the aggregate, would not have a Material Adverse Effect with respect to the Borrower. The Transactions will not require any third party consents under the terms of the documentation related to the Software other than (A) as set forth in Section 3.1(m)(vi) of the Company Disclosure Schedule or (B) such consents that, individually and in the aggregate, would not have a Material Adverse Effect with respect to the Borrower.

                  (vii) YEAR 2000 COMPLIANCE. All Software, hardware, databases and embedded control systems (collectively, the "SYSTEMS") used by the Borrower are Year 2000 Compliant, except for failures to be Year 2000 Compliant that, individually and in the aggregate, would not have a Material Adverse Effect with respect to the Borrower. As used herein, the term "YEAR 2000 COMPLIANT" means that the Systems (i) accurately process date and time data (including calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, the years 1999 and 2000 and leap year calculations and
(ii) operate accurately with other software and hardware that use standard date format (4 digits) for representation of the year.

                  (viii) EFFECT OF TRANSACTION. The Borrower is not, nor, as a result of the execution and delivery of this Agreement, the consummation of the Transactions or the performance of the Borrower's obligations hereunder, will be, in violation of any agreement relating to any Intellectual Property, except for violations that, individually and in the aggregate, would not have a Material Adverse Effect with respect to the Borrower.

         3.9 TAXES. (a) Other than Taxes that individually and in the aggregate are not material (i) all federal, state, county, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll related and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, penalties with respect thereto and expenses associated with contesting any proposed adjustment related to any of the foregoing (hereinafter "TAXES" or, individually, a "TAX") required to be paid on or before the date hereof by or with respect to the Borrower have been timely paid, and (ii) any Taxes required to be paid by or with respect to the Borrower after the date hereof and on or before the Closing Date shall be timely paid.

                  (b) All material returns and reports required to be filed (hereinafter "TAX RETURNS" or, individually, a "TAX RETURN") by or with respect to the Borrower with respect to Taxes on or before the date hereof have been timely filed. All material Tax Returns required to be filed by or with respect to the Borrower after the date hereof and on or before the Closing Date shall be prepared and timely filed, in a manner consistent with prior years and applicable laws and regulations. No penalties or other charges in a material amount are or will become due with respect to the late filing of any Tax Return of the Borrower or payment of any Tax of the Borrower, required to be filed or paid on or before the Closing Date.

                  (c) With respect to all Tax Returns filed by or with respect to the Borrower, except as set forth in Section 3.1(j) of the Company Disclosure Schedule, (i) the statute of limitations for the assessment of Taxes has expired with respect to all periods ending on or before June 30, 1992; (ii) no audit is in progress and no extension of time has been executed with respect to any date on which any Tax Return was or is to be filed and no waiver or agreement has been executed for the extension of time for the assessment or payment of any Tax; and (iii) there is no unassessed deficiency proposed or threatened against the Borrower.

                  (d) Except as set forth in Section 3.1(j) of the Company Disclosure Schedule, the Borrower has not been nor is a party to any tax sharing agreement or similar arrangement.

                  (e) Except as set forth in Section 3.1(j) of the Company Disclosure Schedule, the Borrower has not been part of a group of affiliated corporations that has filed a consolidated federal income tax return.

         3.10 FEDERAL REGULATIONS. No part of the proceeds of the Loan will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect. If requested by the Lender, the Borrower will furnish to the Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in Regulation U, as the case may be.

         3.11 ERISA. The following representations and warranties contained in this Section 3.11 are qualified by such exceptions which, individually and in the aggregate, would not have a Material Adverse Effect with respect to the
Borrower:

                  (a) Section 3.1(l)(i) of the Company Disclosure Schedule contains a true and complete list of each "employee benefit plan" (within the meaning of section 3(3) of ERISA, including multiemployer plans within the meaning of ERISA section 3(37)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, welfare benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the Transactions contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not, under which any employee or former employee of the Borrower has any present or future right to benefits or under which the Borrower has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "BORROWER

BENEFIT PLANS." Where appropriate all references to the "Borrower" in this
Section 3.11 refer to the Borrower and any member of its "controlled group" within the meaning of Section 414 of the Code.

                  (b) The Borrower has, with respect to each Borrower Benefit Plan, if applicable, delivered or made available to the Lender true and complete copies of: (i) all plan texts and agreements and related trust agreements (or other funding vehicles); (ii) the most recent summary plan descriptions and material employee communications; (iii) the most recent annual report (including all schedules thereto); (iv) the most recent annual audited financial statement and opinion; (v) if the plan is intended to qualify under Code section 401(a), the most recent determination letter received from the IRS; and (vi) all material communications with any governmental entity or agency (including the PBGC and the IRS) given or received within the past three years.

                  (c) Except as set forth in Section 3.1(l)(iii) of the Company Disclosure Schedule, all amounts properly accrued as liabilities to or expenses of any Borrower Benefit Plan have been properly reflected on the Borrower's most recent financial statements to the extent required by GAAP. Since the date of the Borrower's most recent financial statements, there has been no amendment or change in interpretation by the Borrower relating to any Borrower Benefit Plan which would materially increase the cost thereof.

                  (d) No Borrower Benefit Plan is subject to either Code section 412 or Title IV of ERISA.

                  (e) Each Borrower Benefit Plan is in material compliance with all applicable Requirements of Law. Each Borrower Benefit Plan which is intended to qualify under Code section 401(a) has been issued a favorable determination letter by the IRS and has not been amended in a manner, and no event has occurred since such date, which would cause any such plan to fail to remain so qualified. Each Borrower Benefit Plan that requires registration with a relevant government body has been so registered.

                  (f) Except as set forth in Section 3.1(1)(vi) of the Company Disclosure Schedule, there are no actions, liens, suits or claims pending or, to Borrower's Knowledge, threatened (other than routine claims for benefits) with respect to any Borrower Benefit Plan as to which the Borrower has or could reasonably be expected to have any direct or indirect actual or contingent material liability.

                  (g) Each Borrower Benefit Plan which is a "group health plan" (as defined in ERISA section 607(1)) is in material compliance with the provisions of COBRA (within the meaning of Code section 4980B), Health Insurance Portability and Accountability Act and any other applicable, federal, state or local Law.

                  (h) There are no (i) Borrower Benefit Plans maintained by the Borrower pursuant to which welfare benefits are provided to current or former employees beyond their retirement or other termination of service, other than coverage mandated by COBRA, the cost of which is fully paid by the current or former employees or their dependents; or (ii) unfunded Borrower Benefit Plan obligations with respect to any employee of the Borrower which are not fairly reflected by reserves shown on the Financial Statements of the Borrower.

                  (i) Except as set forth in Section 3.1(1)(ix) of the Company Disclosure Schedule, the consummation of the Transactions will not (i) entitle any current or former employee of the Borrower to severance pay, unemployment compensation or any similar payment or (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due to, any current or former employee of the Borrower.

                  (j) No Borrower Benefit Plan is a "multiemployer plan" or "multiple employer plan" within the meaning of the Code or ERISA or the regulations promulgated thereunder.

                  (k) Neither the Borrower nor any Borrower Benefit Plan, or to the Borrower's Knowledge any "disqualified person" (as defined in Code section
4975) or any "party in interest" (as defined in ERISA section 3(18)), has engaged in any non-exempt prohibited transaction (within the meaning of Code section 4975 or ERISA section 406) which could reasonably be expected to result in any material liability to the Borrower.

                  (l) None of the Borrower's employees is represented by a union, and to Borrower's Knowledge no union organizing efforts have been conducted within the last five years or are now being conducted. The Borrower does not currently have, nor to Borrower's Knowledge, is there now threatened, a strike, picket, work stoppage, work slowdown or other organized labor dispute. The Borrower has not as of the date hereof incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act, as it may have been amended from time to time ("WARN") or any similar state law.

         3.12 INVESTMENT COMPANY ACT; OTHER REGULATIONS. The Borrower is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

         3.13 PURPOSE OF LOAN. The proceeds of the Loan shall be used by the Borrower first to repay any outstanding Indebtedness and thereafter for working capital purposes in the ordinary course of business.

         3.14 ENVIRONMENTAL MATTERS. (i) The Borrower has obtained and is in material compliance with the terms and conditions of all Environmental Laws;
(ii) no asbestos in a friable condition or equipment containing polychlorinated biphenyls or leaking underground or above-ground storage tanks are contained in or located at any facility owned, leased or controlled by the Borrower; (iii) the Borrower is in material compliance with all applicable Environmental Laws, and has fully disclosed all known material past and present non-compliance with Environmental Laws, and all known past discharges, emissions, leaking or releases known to the Borrower of any substance or waste regulated under or defined by Environmental Laws that could reasonably be expected to form the basis of any claim, action, suit, proceeding, hearing or investigation under any applicable Environmental Laws; and (iv) the Borrower has not received notice of any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans that have resulted in or threaten to result in any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation under any applicable Environmental Laws; PROVIDED, HOWEVER, that clauses (i) through (iv) above address only those matters that, individually or in the aggregate, would have a Material Adverse Effect with respect to the Borrower.

         3.15 SUBSIDIARIES. The Borrower has no, and will not have any, Subsidiaries.


                         SECTION 4. CONDITIONS PRECEDENT

         4.1 CONDITIONS TO LOAN. The agreement of the Lender to make the Loan is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan on the Closing Date, of the following conditions precedent:

                  (a) LOAN DOCUMENTS. The Lender shall have received this Agreement, executed and delivered by a duly authorized officer of the Borrower, the Collateral Agreement, executed and delivered by a duly authorized officer the Borrower; and the Lender shall have received a Note duly completed and executed and delivered by a duly authorized officer of the Borrower.

                  (b) CLOSING CERTIFICATE. The Lender shall have received a certificate from the Borrower, dated the Closing Date, substantially in the form of Exhibit D, with appropriate insertions and attachments, satisfactory in form and substance to the Lender, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

                  (c) CORPORATE PROCEEDINGS OF THE BORROWER. The Lender shall have received a copy of the resolutions, in form and substance satisfactory to the Lender, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents, (ii) the borrowings contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Security

Documents, certified by the Secretary or an Assistant Secretary of the Borrower as of the Closing Date, which certificate shall be in form and substance satisfactory to the Lender and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                  (d) CORPORATE DOCUMENTS. The Lender shall have received true and complete copies of the certificate of incorporation and by-laws of the Borrower, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Borrower.

                  (e) CONSENTS, LICENSES AND APPROVALS. The Lender shall have received a certificate of a Responsible Officer of the Borrower (i) attaching copies of all consents, authorizations and filings referred to in subsection 3.4, and (ii) stating that such consents, licenses and filings are in full force and effect, and each such consent, authorization and filing shall be in form and substance satisfactory to the Lender.

                  (f) LEGAL OPINIONS. The Lender shall have received the executed legal opinion of Coudert Brothers, counsel to the Borrower, substantially in the form of Exhibit E;

Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Lender may reasonably require;

                  (g) ACTIONS TO PERFECT LIENS. The Lender shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1, necessary or, in the opinion of the Lender, desirable to perfect the Liens created by the Security Documents shall have been completed.

                  (h) LIEN SEARCHES. The Lender shall have received the results of a recent search by a Person satisfactory to the Lender, of the Uniform Commercial Code, judgement and tax lien filings which may have been filed with respect to personal property of the Borrower, and the results of such search shall be satisfactory to the Lender.

                  (i) INSURANCE. The Lender shall have received evidence in form and substance satisfactory to it that all of the requirements of subsection 5.5 hereof and Section 4.2 of the Collateral Agreement have been met.

                  (j) WARRANTS. The Lender shall have received Warrants for
328.084 shares of common stock of the Borrower with an exercise price of $19.05 per share pursuant to the Warrant Agreement.

         4.2 CONDITIONS TO EACH ADVANCE. The agreement of the Lender to make any advance in respect of the Loan requested to be made by it on any date (including, without limitation, its initial advance) is subject to the satisfaction of the following conditions precedent:

                  (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                  (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loan requested to be made on such date.

                  (c) ADDITIONAL MATTERS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, the other Loan Documents and the Merger Agreement shall be satisfactory in form and substance to the Lender, and the Lender shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this subsection have been satisfied.


                        SECTION 5. AFFIRMATIVE COVENANTS

         The Borrower hereby agrees that, so long as the Commitment remains in effect or any amount is owing to the Lender hereunder or under any other Loan Document, the Borrower shall:

         5.1 FINANCIAL STATEMENTS. Furnish to the Lender:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the balance sheet of the Borrower as at the end of such year and the related statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young or other independent certified public accountants of nationally recognized standing; and

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited balance sheet of the Borrower as at the end of such quarter and the related unaudited statements of income and retained earnings and of cash flows of the Borrower for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

         5.2 CERTIFICATES; OTHER INFORMATION. Furnish to the Lender:

                  (a) concurrently with the delivery of the financial statements referred to in subsections 5.1(a) and (b), a certificate of a Responsible Officer stating that, to the best of such Officer's knowledge, during such period (i) no Subsidiary has been formed or acquired (or, if any such Subsidiary has been formed or acquired, the Borrower has complied with the requirements of subsection 5.10 with respect thereto, (ii) the Borrower has not changed its name, its principal place of business, its chief executive office or the location of any material item of tangible Collateral without complying with the requirements of this Agreement and the Security Documents with respect thereto and (iii) the Borrower has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

                  (b) within five days after the same are sent, copies of all financial statements and reports which the Borrower sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

                  (c) promptly, such additional financial and other information as the Lender may from time to time reasonably request.

         5.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower.

         5.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 6.3; comply with all Contractual

Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

         5.5 MAINTENANCE OF PROPERTY; INSURANCE. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Lender, upon written request, full information as to the insurance carried.

         5.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower with officers and employees of the Borrower and with its independent certified public accountants.

         5.7 NOTICES. Promptly give notice to Lender of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the Borrower or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting the Borrower in which the amount involved is $100,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                  (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

                  (e) any material adverse change in the business, operations, property, condition (financial or otherwise) or prospects of the Borrower taken as a whole.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

         5.8 ENVIRONMENTAL LAWS. (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

         5.9 FURTHER ASSURANCES. Upon the request of the Lender, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the Lender Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

         5.10 ADDITIONAL COLLATERAL. With respect to any assets acquired after the Closing Date by the Borrower that are intended to be subject to the Lien created by any of the Security Documents but which are not so subject (other than immaterial assets a Lien on which cannot be perfected by filing UCC-1 financing statements), promptly (and in any event within 30 days after the acquisition thereof): (i) execute and deliver to the Lender such amendments to the relevant Security Documents or such other documents as the Lender shall deem necessary or advisable to grant to the Lender a Lien on such assets, (ii) take all actions necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Lender, and (iii) if requested by the Lender, deliver to the Lender legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Lender.

                          SECTION 6. NEGATIVE COVENANTS

         The Borrower hereby agrees that, so long as the Commitment remains in effect or any amount is owing to the Lender hereunder or under any other Loan Document, the Borrower shall not directly or indirectly:

         6.1 LIMITATION ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except Indebtedness of the Borrower under this Agreement.

         6.2 LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, PROVIDED that adequate reserves with respect thereto are maintained on the books of the Borrower in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower; and

                  (f) Liens created pursuant to the Security Documents.

         6.3 LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger other than pursuant to the Merger Agreement, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business.

         6.4 LIMITATION ON SALE OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except:

                  (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business; PROVIDED that the net cash proceeds of each such transaction are applied to the prepayment of the Loan;

                  (b) the sale of inventory in the ordinary course of business; and

         6.5 LIMITATION ON DIVIDENDS. Declare or pay any dividend (other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "RESTRICTED PAYMENTS") other than pursuant to, or as expressly provided in, the Merger Agreement.

         6.6 LIMITATION ON CAPITAL EXPENDITURES. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) except for expenditures in the ordinary course of business not exceeding $500,000 in the aggregate for the Borrower for the life of this Agreement.

         6.7 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person (including, without limitation, any Subsidiary), except:

                  (a) extensions of trade credit in the ordinary course of business; and

                  (b) investments in Cash Equivalents.

         6.8 LIMITATION ON TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Borrower's or business and (c) upon fair and reasonable terms no less favorable to the Borrower than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

         6.9 LIMITATION ON NEGATIVE PLEDGE CLAUSES. Enter into with any Person any agreement, other than this Agreement, which prohibits or limits the ability of the Borrower to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

         6.10 LIMITATION ON LINES OF BUSINESS. Enter into any business, except for those businesses in which the Borrower are engaged on the date of this Agreement or which are directly related thereto.


                          SECTION 7. EVENTS OF DEFAULT

         If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of the Loan when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on the Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                  (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) The Borrower shall default in the observance or performance of any agreement contained in Section 4 or Section 5 of the Collateral Agreement; or

                  (d) The Borrower shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

                  (e) The Borrower shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Loan), beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or

                  (f) (i) The Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i),
(ii), or (iii) above; or (v) the Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Lender, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Lender is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against the Borrower involving in the aggregate a liability (not paid or fully covered by insurance) of $250,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (i) (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or the Borrower or any other Loan Party which is a party to any of the Security Documents shall so assert or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                  (j) (i) Any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) other than pursuant to the Merger (A) shall have acquired beneficial ownership of 40% or more of any outstanding class of Capital Stock having ordinary voting power in the election of directors of the Borrower or (B) shall obtain the power (whether or not exercised) to elect a majority of the Borrower's directors or (ii) the Board of Directors of the Borrower shall not consist of a majority of Continuing Directors; "CONTINUING DIRECTORS" shall mean the directors of the Borrower on the Closing Date and each other director, if such other director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to the Borrower, automatically the Commitment shall immediately terminate and the Loan hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken:
(i) the Lender may, by notice to the Borrower declare the Commitment to be terminated forthwith, whereupon the Commitment shall immediately terminate; and
(ii) the Lender may, by notice to the Borrower, declare the Loan hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                            SECTION 8. MISCELLANEOUS

         8.1 AMENDMENTS AND WAIVERS. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by both the Borrower and the Lender or, in the case of a waiver, by the party waiving compliance.

         8.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, [three] days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in


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the case of the Borrower and the Lender, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

             The Borrower:    Styleclick.com Inc.
                              3861 Sepulveda Blvd.
                              Culver City, CA 90230
                              Attention: Maurizio Vecchione
                              Telephone: (310) 751-2222
                              Fax: (310) 751-2122

             with a copy to:  Coudert Brothers
                              950 17th St., 18th Floor
                              Denver, CO 80202
                              Attention: John A. St.Clair
                              Telephone: (303) 607-0888
                              Fax: (303) 607-1080

             The Lender:      USA Networks, Inc.
                              Carnegie Hall Tower
                              152 West 57th Street, 42nd Floor
                              New York, NY 10019
                              Attention: Tom Kuhn
                              Telephone: (212) 314-7322
                              Fax: (212) 314-7329

             with a copy to:  Paul, Weiss, Rifkind, Wharton & Garrison
                              1285 Avenue of the Americas
                              New York, NY 10019
                              Attention: Robert B. Schumer
                              Telephone: (212) 373-3000
                              Fax: (212) 757-3990

         8.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         8.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or


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statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loan hereunder.

         8.5 PAYMENT OF EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Lender for all its out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Lender, (b) to pay or reimburse the Lender for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to the Lender, (c) to pay, indemnify, and hold the Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold the Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents, the Merger Agreement, the Merger or the use of the proceeds of the Loan in connection with the Merger and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower or any of the facilities and properties owned, leased or operated by the Borrower (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), PROVIDED that the Borrower shall have no obligation hereunder to the Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Lender. The agreements in this subsection shall survive repayment of the Loan and all other amounts payable hereunder.

         8.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

         8.7 SET-OFF. In addition to any rights and remedies of the Lender provided by law, the Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against


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such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender or any branch or agency thereof to or for the credit or the account of the Borrower. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

         8.8 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         8.9 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         8.10 INTEGRATION. This Agreement and the other Loan Documents represent the agreement of the Borrower and the Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         8.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         8.12 SUBMISSION TO JURISDICTION; WAIVERS. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;


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                  (c) agrees that service of process in any such action or
proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsec tion 8.2 or at such other address of which the Lender shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

         8.13 ACKNOWLEDGMENTS. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) the Lender has no fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Lender and the Borrower in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lender or among the Borrower and the Lender.

         8.14 WAIVERS OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.


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         8.15 CONFIDENTIALITY. Each Lender agrees to keep confidential all non-public information provided to it by the Borrower pursuant to this Agreement that is designated by the Borrower in writing as confidential; PROVIDED that nothing herein shall prevent any Lender from disclosing any such information (i) to its employees, directors, agents, attorneys, accountants and other professional advisors, (ii) upon the request or demand of any Governmental Authority having jurisdiction over the Lender, (iii) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (iv) which has been publicly disclosed other than in breach of this Agreement, or (v) in connection with the exercise of any remedy hereunder.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        STYLECLICK.COM INC.


                                        By:   /s/ Barry Hall
                                           ------------------------------------
                                             Name: Barry Hall
                                             Title:   Chief Financial Officer


                                        USA NETWORKS, INC.



                                        By:   /s/ Dara Khosrowshahi
                                           ------------------------------------
                                             Name: Dara Khosrowshahi
                                             Title: